Exhibit 10.12

PRODUCING BRANCH MANAGER RETENTION PROGRAM

Under The Legg Mason, Inc.

1996 Equity Incentive Plan, As Amended

The Compensation Committee of the Legg Mason, Inc. Board of Directors has adopted this Producing Branch Manager Retention Program (the “Program”) under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended from time to time (the “Plan”), in order to enhance the ability of Legg Mason Wood Walker, Incorporated, a wholly owned subsidiary of Legg Mason, to attract and retain producing branch managers. Under this Program, certain branch managers will be granted Performance Units in the nature of deferred bonuses and retention awards. Deferred bonuses will generally be payable six years after the close of the fiscal year to which they relate. Retention awards will generally be payable if the grantee remains employed by the Company as a producing branch manager for a specific period of time. Deferred bonuses and retention awards may be payable in cash or Legg Mason, Inc. common stock. This document sets out the terms and conditions under which the Program will operate and the terms and conditions of each deferred bonus and retention award granted under the Program. This document, the Program and each deferred bonus and retention award are subject to the applicable terms and conditions of the Plan.

1. Purpose – The purpose of the Program is to provide for the grant of Performance Units that include deferred bonuses and retention awards for producing branch managers that are designed to further enhance the ability of Legg Mason Wood Walker, Incorporated to attract and retain producing branch managers. The additional compensation payable to a producing branch manager for remaining with the Company for a specified period is in addition to the compensation provided for services rendered and is intended solely to encourage producing branch managers to remain employed by the Company as producing branch managers.

2. Definitions – As used herein, the following definitions shall apply:

(a) “Account” means a Branch Manager’s combined Interest Account and Phantom Stock Account.

(b) “Board” means the Legg Mason, Inc. Board of Directors.

(c) “Branch Manager” means an employee who devotes all or a portion of his or her working time to the management of a retail branch office of the Company and who is classified by the Company as a branch manager. This definition excludes any executive office/departmental personnel unless specifically included by separate agreement.

(d) “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Section 3 thereof.

(e) “Company” means Legg Mason Wood Walker, Incorporated.

(f) “Credit Interest Rate” means the average of the twelve month end rates of the Company’s credit interest rate paid during a Fiscal Year to the Company’s cash reinvestment accounts.

(g) “Deferred Bonus” means a Performance Unit granted under the Program consisting of a deferred bonus credited to an Eligible Branch Manager pursuant to Section 4 of this document.

(h) “Disability” means a medically determinable physical or mental impairment which, as determined by the Committee using such criteria as it establishes in its sole and absolute discretion, will prevent the Branch Manager from performing his or her usual duties or any other similar duties available in the Company’s employ for a period of at least twelve (12) months.

(i) “Distribution Valuation Date” means (i) in the case of a distribution following the death of a Branch Manager or the termination of a Branch Manager’s employment as a result of Disability, the date that is ten (10) business days before the applicable Payment Date; and (ii) in all other cases, April 25th (or, if Legg Mason Common Stock is not traded on its principal exchange on that day, the next following day on which Legg Mason Common Stock is traded on its principal exchange) preceding the applicable Payment Date.

(j) “Dividend Payment Date” has the meaning specified in Section 6(d)(i).

(k) “Eligible Branch Manager” means a Branch Manager (i) who is employed in the Company’s Private Client Group, (ii) who is classified by the Company as a producing Branch Manager and is paid, in whole or in part, in accordance with the Producing Branch Manager Compensation Schedule, (iii) who is not covered under the Professional Branch Manager Retention Program during the applicable Fiscal Year, and (iv) who is employed by the Company on the last day of the Fiscal Year, or who terminated employment during the Fiscal Year by reason of death, Disability or Retirement.

(l) “Fair Market Value” means an amount equal to the average of the closing prices on the principal exchange on which Legg Mason Common Stock is traded for the date on which the price is being determined (i.e., the Valuation Date, Dividend Payment Date, Distribution Valuation Date or other specified date) and the four (4) trading days immediately following the applicable date on which the value is being determined or, if Legg Mason Common Stock is not then traded on an exchange, such amount as is determined by the Committee, in its discretion, using any reasonable method of valuation. Any decline in the actual trading price of Legg Mason Common Stock during the five (5) day pricing period shall be the sole risk of the Branch Manager.

(m) “Fiscal Year” means the fiscal year of the Company, which, as of the date the Program is adopted, is the 12 month period beginning April 1 and ending March 31. References herein to any certain Fiscal Year will refer to the Fiscal Year ended on the March 31 of the year specified in such references.

(n) “Formula Compensation” means the Legg Mason Branch Manager Bonus for a Branch Manager for a Fiscal Year calculated on the Branch Manager Worksheet provided to the Branch Manager by the Company.

(o) “Interest Account” means the investment account established for Deferred Bonuses and Retention Awards pursuant to the Program as described in Section 5(a) and Section 6(c) of this document.

(p) “Legg Mason” means Legg Mason, Inc., a Maryland Corporation.

(q) “Legg Mason Common Stock” means shares of common stock, $.10 par value per share, of Legg Mason, Inc.

(r) “Legg Mason Share Units” or “Share Units” means units that are economically equivalent to, but are not actual, shares of Legg Mason Common Stock.

(s) “Payment Date” the date a Branch Manager receives a payment from Legg Mason pursuant to the Program.

(t) “Performance Unit” means an award granted pursuant to Section 11 of the Plan. Performance Units granted under the Program will consist of Deferred Bonuses and Retention Awards.

(u) “Phantom Stock Account” means the investment account established for Deferred Bonuses and Retention Awards pursuant to the Program as described in Section 5(a) and Section 6(d) of this document.

(v) “Producing Branch Manager Compensation Schedule” means the Producing Branch Manager Compensation Schedule that is in effect at the Company for a particular Fiscal Year.

(w) “Program” means the Producing Branch Manager Retention Program, the terms and conditions of which are contained in this document, pursuant to which Legg Mason will grant Deferred Bonuses and Retention Awards to Eligible Branch Managers under the Plan.

(x) Retention Award” means a Performance Unit granted under the Program that is designed to assist the Company in retaining Eligible Branch Managers. The value of a Retention Award is based on Formula Compensation for a Fiscal Year in excess of certain thresholds established by the Committee. The right to receive payments under a Retention Award is based the continued employment of a Branch Manager for a specific period of time.

(y) “Retirement” means a Branch Manager’s termination of employment with the Company (i) on or after age sixty-five (65); or (ii) at any time when the sum of the Branch Manager’s age at termination of employment and his or her years of service with the Company equals at least seventy (70).

(z) “Tier I Deferred Bonus Percentage” means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier I Threshold but does not exceed the Tier II Threshold, the percentage (as specified in the Producing Branch Manager Compensation Schedule) of Formula Compensation for the Fiscal Year that is subject to deferral.

(aa) “Tier II Deferred Bonus Percentage” means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier II Threshold, the percentage (as specified in the Producing Branch Manager Compensation Schedule) of Formula Compensation for the Fiscal Year that is subject to deferral.

(bb) “Tier I Retention Award Percentage” means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier I Threshold but does not exceed the Tier II Threshold, the retention percentage specified in the Producing Branch Manager Compensation Schedule that is to be applied in calculating the amount of the Retention Award to be credited to the Account of such Eligible Branch Manager for that Fiscal Year.

(cc) “Tier II Retention Award Percentage” means, in the case of an Eligible Branch Manager whose Formula Compensation exceeds the Tier II Threshold, the retention percentage specified in the Producing Branch Manager Compensation Schedule that is to be applied in calculating the amount of the Retention Award to be credited to the Account of such Eligible Branch Manager for that Fiscal Year.

(dd) “Tier I Threshold” means for any Fiscal Year the amount of compensation specified in the Producing Branch Manager Compensation Schedule for that Fiscal Year as the amount of compensation above which (i) a portion of the Branch Manager’s compensation for that Fiscal Year will be subject to deferral, and (ii) the Branch Manager will be eligible for a Retention Award.

(ee) “Tier II Threshold” means for any Fiscal Year the amount of compensation specified in the Producing Branch Manager Compensation Schedule for that Fiscal Year as the amount of compensation above which (i) a higher portion of the Branch Manager’s compensation for that Fiscal Year will be subject to deferral, and (ii) a Branch Manager’s Retention Award for that Fiscal Year will be computed using the higher Tier II Retention Award Percentage.

(ff) “Valuation Date” means May 15th of each year (beginning with May 15, 2005) or, if that day is not a day on which Legg Mason Common Stock is traded on the principal exchange on which it is regularly traded, the next following trading day.

3. Program Participation – Eligible Branch Managers shall become participants in the Program on the last day of the first Fiscal Year during which they become an Eligible Branch Manager. In order to receive a Deferred Bonus or a Retention Award for any Fiscal Year during which the Eligible Branch Manager was employed, the Branch Manager must be an Eligible Branch Manager, and if the employment of a Branch Manager terminates during a Fiscal Year by reason of the Branch Manager’s death, Disability or Retirement, the Branch Manager may be entitled to a prorated Deferred Bonus and Retention Award for such Fiscal Year (determined in accordance with Section 4).

If a Branch Manager ceases to be an Eligible Branch Manager (e.g., because he or she ceases to be classified as a Producing Branch Manager by the Company), but remains in the employ of the Company, the Branch Manager will continue to participate in the Program, but only with respect to amounts previously credited to the Branch Manager’s Account. If a Branch Manager ceases to be an Eligible Branch Manager, the value of the Account shall continue to be credited with earnings pursuant to Section 6 (subject to the forfeiture provisions of Section 7), but no further Deferred Bonuses or Retention Awards will be credited to the Account with respect to any subsequent periods.

4. Deferred Bonuses and Retention Awards –

(a) Deferred Bonuses – As of the end of each Fiscal Year, Legg Mason will credit the amount specified in either clause (i) or (ii) below, as applicable, to the Account of each Eligible Branch Manager whose Formula Compensation for that Fiscal Year exceeds the Tier I Threshold for that Fiscal Year:

(i) Tier I Deferred Bonus Amount – For Eligible Branch Managers whose Formula Compensation for that Fiscal Year exceeds the Tier I Threshold but does not exceed the Tier II Threshold, the product of (X) the Branch Manager’s Formula Compensation for that Fiscal Year and (Y) the Tier I Deferred Bonus Percentage for that Fiscal Year.

(ii) Tier II Deferred Bonus Amount – For Eligible Branch Managers whose Formula Compensation for that Fiscal Year exceeds the Tier II Threshold, the product of (X) the Branch Manager’s Formula Compensation for that Fiscal Year and (Y) the Tier II Deferred Bonus Percentage for that Fiscal Year.

The Deferred Bonus credited to the Account of an Eligible Branch Manger shall be part of (and subtracted from) the Branch Manager’s Formula Compensation for the Fiscal Year, with payment of such amount deferred in accordance with the provisions of the Program (instead of being paid to the Branch Manger as current cash compensation).

(b) Retention Awards – As an incentive for Branch Managers to continue their employment with the Company, as of the end of each Fiscal Year, Legg Mason will credit the amount specified in either clause (i) or (ii) below, as applicable, to the Account of each Eligible Branch Manager whose Formula Compensation for that Fiscal Year exceeds the Tier I Threshold for that Fiscal Year:

(i) Tier I Retention Award Amount – For Eligible Branch Managers whose Formula Compensation for that Fiscal Year exceeds the Tier I Threshold but does not exceed the Tier II Threshold, the product of (X) the Branch Manager’s Formula Compensation for that Fiscal Year and (Y) the Tier I Retention Award Percentage for that Fiscal Year.

(ii) Tier II Retention Award Amount – For Eligible Branch Managers whose Formula Compensation for that Fiscal Year exceeds the Tier II Threshold, the product of (X) the Branch Manager’s Formula Compensation for that Fiscal Year and (Y) the Tier II Retention Award Percentage for that Fiscal Year.

(c) Allocation of Deferred Bonuses and Retention Awards – Deferred Bonuses and Retention Awards which the Branch Manager elects to invest in the Phantom Stock Account will be allocated as of the first Valuation Date following the close of the Fiscal Year to which the Deferred Bonus and Retention Award relates.

(d) Allocation in Case of Death, Disability or Retirement – If the employment of an Eligible Branch Manager terminates during a Fiscal Year by reason of the Branch Manager’s death, Disability or Retirement, the Branch Manager may be entitled to prorated Deferred Bonuses and/or Retention Awards for such Fiscal Year. Such proration shall be made by:

(i) multiplying the Tier I Threshold and the Tier II Threshold for that Fiscal Year by a fraction, the numerator of which is the number of calendar days during the Fiscal Year during which the Branch Manager was employed by the Company and the denominator of which is 365; and

(ii) applying such adjusted thresholds to the Branch Manager’s actual Formula Compensation for that Fiscal Year as of the last day of the month during which the Branch Manager terminated employment.

5. Establishment of Branch Manager Accounts

(a) Account Established for Each Eligible Branch Manager – An individual Account shall be established on the books of Legg Mason in the name of each Eligible Branch Manager, for the purpose of accounting for Deferred Bonuses and Retention Awards credited to the Branch Manager, and to account for investment adjustments made pursuant to Section 6. A separate sub-account shall be established with respect to Deferred Bonuses and Retention Awards credited for each Fiscal Year (to which Deferred Bonuses and Retention Awards for the Fiscal Year and any investment adjustments made pursuant to Section 6 shall be credited). Other sub-accounts may be established as the Committee or Legg Mason deems appropriate to properly implement the provisions of the Program.

(b) Account Statements - As soon as practicable after the Valuation Date, Legg Mason shall provide each Eligible Branch Manager who has a balance in his or her Account with a statement showing the Deferred Bonuses and Retention Awards credited to his or her Account with respect to each Fiscal Year, the manner in which Deferred Bonuses and Retention Awards for a particular Fiscal Year are deemed to be invested, the date on which the Branch Manager is scheduled to vest in the Retention Award (and any investment adjustments thereon made pursuant to Section 6) for each Fiscal Year, and such other information as the Committee shall deem relevant.

6. Investment of Deferred Bonuses and Retention Awards

(a) Phantom Stock or Interest Credit – For investment purposes, Deferred Bonuses and Retention Awards credited to a Branch Manager’s Account for a Fiscal Year shall be allocated to, and accrue in, either the Phantom Stock Account or Interest Account.

(b) Investment Designation – Subject to such limitations, rules and procedures as may from time to time be imposed by the Committee, each Eligible Branch Manager shall elect annually, prior to the end of each Fiscal Year, on a form prescribed by the Committee, whether any Deferred Bonus and Retention Awards for such Fiscal Year shall be allocated to, and accrue in, the Interest Account or the Phantom Stock Account. Once an election has been made for a particular Fiscal Year, it may not be changed. Except as provided above, a separate election may be made with respect to each Fiscal Year and shall apply to both Deferred Bonuses and Retention Awards credited for such Fiscal Year. Except as the Committee shall otherwise determine, any investment election with respect to the Deferred Bonuses and Retention Awards for a Fiscal Year shall apply to the Deferred Bonuses and Retention Awards for each following Fiscal Year unless and until a new investment election is filed with the Committee. In the event the Committee does not receive an initial investment election, or it receives an investment election which it deems to be incomplete, unclear, not in accordance with procedures established by the Committee, or otherwise improper, the Branch Manager’s existing investment election then in effect (which may include the investment election under the Legg Mason Wood Walker, Incorporated Producing Branch Manager Retention Plan) shall remain in effect, unless the Committee provides for, and permits, corrective action. If there is no existing investment election, or, if after the expiration of any opportunity provided for corrective action, the Committee still possesses incomplete investment instructions, the Branch Manager shall be deemed to have designated that any non-directed Deferred Bonuses and Retention Awards be allocated to the Interest Account.

(c) Interest Account – Legg Mason will establish an Interest Account on its books and records for the benefit of the Branch Manager and shall credit such Interest Account with the Deferred Bonuses and Retention Awards allocated to the Interest Account. As of the last day of each Fiscal Year commencing with Fiscal Year 2005, the balance of a Branch Manager’s Interest Account (as determined prior to the allocation of any Deferred Bonus and Retention Awards for such Fiscal Year) shall be credited by Legg Mason with an amount equal to one year’s interest based on the Credit Interest Rate. Deferred Bonuses and Retention Awards which the Branch Manager elects to invest in the Interest Account will be allocated as of March 31 of the Fiscal Year to which the Deferred Bonus and Retention Award relates (but will not be included for purposes of determining the amount of interest allocated for such Fiscal Year).

(d) Phantom Stock Account – All Deferred Bonuses and Retention Awards for a Fiscal Year that are allocated to the Phantom Stock Account for that Fiscal Year shall be deemed converted into Legg Mason Share Units. Legg Mason will establish a Phantom Stock Account on its books and records for the benefit of the Branch Manager and shall credit such Phantom Stock Account with the amount of Share Units resulting from the conversion of the Deferred Bonuses and Retention Awards. The number of Share Units into which such Deferred Bonus and Retention Award shall be converted (calculated to four decimal places) will be determined as of the first Valuation Date following the Fiscal Year to which the Deferred Bonuses and Retention Awards relate and will be equal to the amount of the Deferred Bonuses and Retention Awards for the Fiscal Year divided by the Fair Market Value of a share of Legg Mason Common Stock on such Valuation Date. The conversion of Deferred Bonuses and Retention Awards into Legg Mason Share Units will be made by Legg Mason as soon as administratively practicable after the first Valuation Date following the Fiscal Year to which the Deferred Bonuses and Retention Awards relate.

(i) Adjustment to Phantom Stock Account upon Dividend by Legg Mason – If, prior to a Payment Date, Legg Mason pays any dividend (other than in Legg Mason Common Stock) on its Common Stock, or makes any distribution (other than in Legg Mason Common Stock) with respect thereto, the Branch Manager’s Phantom Stock Account will be credited with a number of additional Share Units determined by dividing the amount of the dividend or other distribution allocable to the Share Units already credited to the Phantom Stock Account as of the record date for the dividend or distribution, by 95% of the Fair Market Value of a share of Legg Mason Common Stock on the payment date for the dividend or distribution (the “Dividend Payment Date”). Amounts to be credited under this subsection 6(d)(i) will be credited as soon as administratively practicable after the applicable Dividend Payment Date.

(ii) Adjustment to Phantom Stock Account upon Certain Events – In the event that, prior to a Payment Date, the number of outstanding shares of Legg Mason Common Stock is changed by reason of a stock split, stock dividend, combination of shares or recapitalization, or Legg Mason Common Stock is converted into or exchanged for other shares as a result of a merger, consolidation, sale of assets or other reorganization or recapitalization, the number of Share Units then credited to a Branch Manager’s Phantom Stock Account will be appropriately adjusted so as to reflect such change (based upon the best estimate of Legg Mason as to relative values).

(iii) Rights as LMI Stockholder – Neither the allocation of a Deferred Bonus or Retention Award to the Phantom Stock Account, nor any other provision of the Plan, shall confer or be construed as conferring upon a Branch Manager any rights as a stockholder of Legg Mason or any right to have access to the books and records of Legg Mason or any affiliate or subsidiary.

7. Vesting; Forfeiture of Account –

(a) Vesting of Deferred Bonus – The Deferred Bonus for each Fiscal Year shall be fully vested at all times.

(b) Vesting of Retention Award – The Retention Award is designed to encourage a Eligible Branch Manager to remain employed by the Company. The Retention Award for each Fiscal Year is subject to a six year “class year” vesting schedule; that is, the Retention Award for a particular Fiscal Year (together with any related investment adjustments thereto) shall vest if the Branch Manager remains continuously employed by the Company through the last day of the sixth (6th) Fiscal Year following the Fiscal Year to which the Retention Award relates. If a Branch Manager’s employment with the Company terminates for any reason (whether involuntary or voluntary and whether with or without cause) other than death, Disability or Retirement on or before the last day of the sixth Fiscal Year following the Fiscal Year to which the Retention Award relates, the portion of the Branch Manager’s Interest Account and Phantom Stock Account that relates to such non-vested Retention Award (and the related investment adjustments thereto) shall be forfeited in their entirety.

(c) Retirement, Death or Disability – A Branch Manager shall become fully (100%) vested in the portion of his or her Account consisting of Retention Awards (and investment adjustments thereto) upon Retirement, death or Disability. However, the distribution (and potential forfeiture) of such portion of the Account to a retired Branch Manager shall be conditioned upon his or her continued compliance with the provisions of Section 10.

(d) Forfeitures – Forfeited amounts (including amounts forfeited pursuant to Section 10) shall revert to Legg Mason and will not be allocated to other Branch Managers.

8. Distributions –

(a) Stated Time – Except for cases of Retirement, Disability or death during employment or following Retirement, and subject to the terms and conditions of the Program and the Plan, distributions of the Deferred Bonus and Retention Award credited to a Branch Manager’s Account (together with any investment adjustments made pursuant to Section 6 with respect to such Deferred Bonus and Retention Award) shall be made within seventy-five (75) days after the last day of the sixth (6th) Fiscal Year following the Fiscal Year to which the Deferred Bonus and Retention Award relates.

(b) Retirement – In the event a Branch Manager’s employment with the Company terminates as a result of Retirement, distribution of the Branch Manager’s remaining Account (including any prorated Deferred Bonus and Retention Award to which the Branch Manager may be entitled for the Fiscal Year pursuant to Section 4) shall be made, subject to the terms and conditions of the Program and the Plan, within seventy-five (75) days after the close of the Fiscal Year following the Fiscal Year in which the Branch Manager retired, unless distribution of benefits is forfeited pursuant to Section 10.

(c) Disability of Branch Manager – In the event a Branch Manager’s employment with the Company terminates as a result of the Branch Manager’s Disability, all amounts in the Branch Manager’s Account (including any prorated Deferred Bonus and Retention Award to which the Branch Manager may be entitled for the Fiscal Year pursuant to Section 4) shall be paid, subject to the terms and conditions of the Program and the Plan, within seventy-five (75) days following the later of (i) the date on which the Branch Manager’s employment terminated and (ii) the date the Committee determines that the Branch Manager’s employment terminated as a result of the Branch Manager’s Disability. The Committee, in its sole discretion, may determine that a Branch Manager has a Disability and that the Branch Manager’s employment with the Company terminated as a result of such Disability at any time before, at the time of, or after the Branch Manager’s termination of employment.

(d) Death –

(i) Death During Employment – If a Branch Manager’s employment with the Company terminates as a result of the Branch Manager’s death, all amounts in the Branch Manager’s Account (including any prorated Deferred Bonus and Retention Award to which the Branch Manager may be entitled for the Fiscal Year pursuant to Section 4) shall be paid to the Branch Manager’s beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five (75) days following the date of the Branch Manager’s death.

(ii) Death Following Retirement – In the event of a Branch Manager’s death subsequent to the date of the Branch Manager’s Retirement and at a time during which the Branch Manager’s remaining Account under the Program has not been distributed, all amounts then remaining in the Branch Manager’s Account shall be paid to the Branch Manager’s beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five (75) days following Committee’s receipt of written notification of the Branch Manager’s death.

(iii) Designation of Beneficiary – Each Branch Manager from time to time may designate, on such form as the Committee may prescribe from time to time, any person or persons (who may be named contingently or successively) to receive any amount payable under the Program upon or after his or her death, and such designation may be changed from time to time by the Branch Manager by filing a new designation with the Committee. Each designation will revoke all prior designations by the Branch Manager, shall be on a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the Branch Manager’s lifetime. In the absence of a valid beneficiary designation, or if, at the time any amount is payable to a Branch Manager or beneficiary, there is no living beneficiary eligible to receive the payment that has been validly named by the Branch Manager, then Legg Mason shall pay any such amount to the Branch Manager’s surviving spouse (if the Branch Manager was legally married at the time of his or her death) or if there is no surviving spouse, to the Branch Manager’s estate. In determining the existence or identity of anyone entitled to payment, the Committee may rely conclusively upon information supplied by the personal representative of the Branch Manager’s estate. In the event of a lack of adequate information having been supplied to the Committee, or in the event that any question arises as to the existence or identity of anyone entitled to receive a payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a beneficiary designation conflicts with applicable law, or in the event the Committee is in doubt for any other reason as to the right of any person to receive a payment as beneficiary then, notwithstanding the foregoing, Legg Mason, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Branch Manager’s estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

9. Form of Distribution –

(a) Interest Account – The portion allocable to a Branch Manager’s Interest Account shall be distributed in cash.

(b) Phantom Stock Account – The portion allocable to a Branch Manager’s Phantom Stock Account shall be distributed in whole shares of Legg Mason Common Stock as described below, based on the Fair Market Value of Legg Mason Common Stock on the Distribution Valuation Date. Whole Share Units to be distributed within a Branch Manager’s Phantom Stock Account will be converted into shares of Legg Mason Common Stock on a one-for-one basis. The portion of a Branch Manager’s Phantom Stock Account that represents fractional Share Units and thus cannot be converted into whole shares of Legg Mason Common Stock shall be distributed in cash. Any decline in the actual trading price of Legg Mason Common Stock during the period between the Distribution Valuation Date and the applicable Payment Date, as well as any brokerage commissions, fees or other charges incurred by a Branch Manager in connection with the disposition of any shares of Legg Mason Common Stock that are distributed to the Branch Manager, shall be the sole risk and responsibility of the Branch Manager.

10. Non-Compete – If a retired Branch Manager engages in competition with the Company prior to the date of a distribution, the portion of the Branch Manager’s Account attributable to Retention Awards (including any investment adjustments made pursuant to Section 6 with respect to such Retention Awards) shall be forfeited in its entirety. Forfeited amounts shall revert to Legg Mason and will not be allocated to other Branch Managers.

(a) For purpose of this Section, a Branch Manager shall be deemed to have “engaged in competition” with the Company if he or she:

(i) discloses the names of or otherwise identifies any of the Company’s customers to any person, firm, corporation, association, or other entity which provides products or services that are similar to those provided by the Company;

(ii) discloses to any person, firm, corporation, association, or other entity any information regarding the Company’s general business practices or procedures, methods of sale, list of products, personnel information or any other information concerning the Company’s business;

(iii) owns, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any firm, corporation, association or other entity which is engaged in businesses which are or may be competitive to the business of the Company; provided, further, that this restrictive covenant shall encompass the State of Maryland and any other states where the Company is engaged in business, and every city, county, and other political subdivision of such states; or

(iv) solicits or calls, either by himself or at his or her direction has any other person or firm solicit or call, any of the customers of the Company on whom the Branch Manager called, with whom the Branch Manager became acquainted, or of whom the Branch Manager learned of during his or her employment by the Company.

(b) The determination of whether a Branch Manager has violated the terms of Section 10(a) shall be made by the Committee, in its sole and absolute discretion, and the determination of the Committee shall be final, conclusive and binding upon both the Branch Manager (or any person or entity claiming through the Branch Manager) and Legg Mason.

(c) As a condition precedent to any distribution, the Committee may require a certificate from the Branch Manager certifying that he or she has not violated any of the provisions of Section 10(a).

(d) It is the intention of Legg Mason and the Branch Managers that this Section be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this Section shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this Section is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable.

(e) In the event a Branch Manager desires a ruling as to the potential application of this Section, he may request a ruling from the Committee in accordance with Section 16.

(f) If the Committee in its discretion determines that an activity otherwise described herein would not be injurious to the Company, it may waive the application of this Section to such activity, which waiver shall be binding upon the Branch Manager and Legg Mason. The Committee shall exercise such discretion in a uniform, nondiscriminatory manner.

11. Withholding Taxes – Amounts payable under the Plan shall be subject to such deductions or withholding as may be required by law. Notwithstanding anything herein to the contrary, Legg Mason may delay any distribution under the Plan until the recipient of the distribution has separately provided for the payment of any required withholding taxes with respect to the distribution by check or other method approved by the Committee in its sole discretion. Legg Mason, to the extent permitted or required by law, shall have the right (i) to deduct any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Program from any amount payable hereunder or from any commission or other payment (including salary or bonus) otherwise due to a Branch Manager from Legg Mason or the Company, and (ii) to retain or sell without notice a sufficient number of shares of Legg Mason Common Stock to be issued to such Branch Manager (or any other person entitled to receive the payment due a Branch Manager) to cover any such taxes.

12. Assignment of Benefits – No amount payable, or other right or benefit, under the Plan will, except as otherwise specifically provided by the terms of this document, the Plan or by applicable law, be subject to sale, assignment, transfer, pledge, encumbrance, attachment, garnishment or levy prior to distribution to a Branch Manager. Since the Plan is intended to be a non-qualified, unfunded plan that is not subject to the Employment Retirement Income Security Act of 1974, as amended, payments under the Plan (including payments under the Program) will not be subject to the provisions of any qualified domestic relations order (as defined under the Internal Revenue Code of 1986, as amended) applicable to a Branch Manager’s Account.

13. Right to Offset – Notwithstanding any provision herein to the contrary, any distribution payable under the Plan (including under the Program) may be used, at the discretion of the Committee and subject to compliance with applicable law, to offset any debt owed by a Branch Manager to the Company at the date such distribution would otherwise be paid. Legg Mason may withhold distributions payable under the Plan (including distributions under the Program) to offset any debts or other liabilities owed by a Branch Manager to Legg Mason or the Company. If Legg Mason is aware of any errors, loans outstanding, or outstanding or pending liabilities of a Branch Manager, Legg Mason may withhold distributions under the Plan (including distributions under the Program) until such time as the liabilities are satisfied or Legg Mason has determined that an outstanding or pending liability no longer exists.

14. Unfunded Nature of The Plan – Legg Mason will not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account of any Branch Manager participating in the Program. A Branch Manager has no interest in the Account or in any investments Legg Mason may purchase with such amounts, except as a general, unsecured creditor of Legg Mason.

The Program at all times shall be entirely unfunded. The Branch Manager’s Account (including the Interest Account and Phantom Stock Account) is merely a record for measuring and determining the amount of Deferred Bonuses and Retention Awards to be paid by Legg Mason to, or with respect to, the Branch Manager under the Program, and such Account shall be established solely for such bookkeeping purposes. Legg Mason shall not be required to segregate any funds or other assets to be used for payment of benefits under the Program. The Branch Manager’s Account shall not be, or be considered as evidence of the creation of, a trust fund, an escrow or any other segregation of assets for the benefit of the Branch Manager or any beneficiary of the Branch Manager. There is no guaranty of benefit payments to the Branch Manager.

The obligation of Legg Mason to make the payments under the Program is an unsecured contractual obligation only, and neither the Branch Manager nor any beneficiary of the Branch Manager shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise in and to any specific assets or funds. The Branch Manager and each beneficiary of the Branch Manager shall look solely to the general credit of Legg Mason for satisfaction of any obligations due or to become due under the Program.

Should Legg Mason elect to make contributions to a trust (hereinafter referred to as the “Trust”) to assist Legg Mason in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Section 6, subject to application of the provisions of this Section 14 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect Legg Mason’s liability to pay benefits under the Program (which benefits may be paid from the Trust or from Legg Mason’s general assets, in the discretion of Legg Mason), except that Legg Mason’s liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by Legg Mason, such investments shall have been made solely for the purpose of aiding Legg Mason in meeting its obligations under the Program, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that Legg Mason does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), Legg Mason will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of Legg Mason, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Branch Manager. Legg Mason shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the Branch Manager nor any of his or her beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of Legg Mason to the extent of the Deferred Bonuses and Retention Awards which are the subject of the Program.

15. Effect on Employment Rights And Other Benefit Programs – Neither participation in nor any of the provisions of the Program shall give the Branch Manager any right to be retained in the employment of the Company. The Program shall not be construed as a contract of employment. Legg Mason and the Company maintain an employment-at-will policy. As an employee at will, the Branch Manager is free to end his or her employment with the Company at any time for any reason or no reason, the Company is free to end the employment with a Branch Manager at any time for any reason or no reason. Furthermore, the Company may end at any time a Branch Manager’s employment as a Branch Manager or a producing Branch Manager. In the event a Branch Manager is no longer employed as a Branch Manager or otherwise ceases to be an Eligible Branch Manager, the Branch Manager will no longer be entitled to Deferred Bonuses and Retention Awards pursuant to the Program. However, as long as a Branch Manager continues to be employed in good standing by the Company, the Branch Manager shall continue to be entitled to the Deferred Bonuses and Retention Awards previously credited to the Branch Manager’s Account under the Program. The Program is in addition to, and not in lieu of, any other employee benefit plan or program in which the Branch Manager may be or become eligible to participate by reason of employment with the Company, and the timing of receipt of benefits hereunder shall have no effect on contributions to or benefits under such other plans or programs except as the provisions hereof and of each such plan or program may specify.

16. Administration – The Committee, as constituted from time to time, shall have full power to interpret, construe and administer the Program, including authority to determine any dispute or claim with respect thereto. The determination of the Committee in any matter within the powers and discretion granted to it under the Plan, made in good faith, shall be binding and conclusive upon Legg Mason, the Branch Manager and all other persons having any right or benefit hereunder. The Program is in all respects subject to the applicable terms of the Plan.

17. Paperless Communications – Notwithstanding anything contained herein to the contrary, the Committee from time to time may establish uniform procedures whereby with respect to any or all instances herein where a writing is required, including, but not limited to any required written notice, election, consent, authorization, instruction, direction, designation, request or claim, communication may be made by any other means designated by the Committee, including by paperless communication, and such alternative communication shall be deemed to constitute a writing to the extent permitted by applicable law, provided that such alternative communication is carried out in accordance with such procedures in effect at such time.

18. Arbitration – As a condition precedent to the crediting and receipt of Deferred Bonuses and Retention Awards under the Plan, each Branch Manager agrees that any controversy or dispute arising under the Plan which cannot be resolved by the Committee shall be submitted for arbitration upon demand of either party in accordance with the rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc.

19. Controlling Law – The Program and this document shall be construed, and the legal relations between the parties in connection with any dispute relating to the Plan shall be determined, in accordance with the laws of the State of Maryland; provided, however, that employment laws (including wage and hour laws) shall be based on the law of the jurisdiction in which the Branch Manager is employed.

20. Amendment or Termination – Legg Mason reserves the right to amend or terminate the Program at any time. Any such amendment or termination shall be by action of the Committee.

21. Effect of Amendment or Termination – No amendment or termination of the Program shall directly or indirectly affect the rights of any Branch Manager (or the branch Manager’s designated beneficiary) to payment of the amount in his or her Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination.